PRICING SUPPLEMENT dated July 2, 2026 (To the Prospectus and Prospectus Supplement, each dated April 17, 2026 and Product Supplement no. WF-1-I dated April 17, 2026)	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293684 and 333-293684-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$1,243,000 Market Linked Notes — Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

■  Linked to the lowest performing of the Class A common stock of Palantir Technologies Inc., the common stock of Advanced Micro Devices, Inc. and the Class A common stock of Datadog, Inc. (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the notes do not pay interest and are subject to potential automatic call upon the terms described below. Whether the notes are automatically called for a fixed call premium will depend on the stock closing price of the lowest performing Underlying Stock on the relevant call date. The lowest performing Underlying Stock on any call date is the Underlying Stock that has the lowest stock return on that call date, calculated for each Underlying Stock as the percentage change from its starting price to its stock closing price on that call date.

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any call date (occurring monthly, beginning after approximately one year) is greater than or equal to its starting price, the notes will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 13.80% per annum. Please see “Terms of the Notes — Call Dates and Call Premiums” below for the call dates and call premiums.

■  Maturity Payment Amount. If the notes are not automatically called, at maturity, you will receive the principal amount, but you will not receive any positive return on the notes.

■  Repayment of principal at maturity regardless of Underlying Stock performance (subject to issuer and guarantor credit risks)

■  Any positive return on the notes will be limited to the applicable call premium, even if the stock closing price of the lowest performing Underlying Stock on the applicable call date significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock beyond the applicable fixed call premium.

■  Your return on the notes will depend solely on the performance of the lowest performing Underlying Stock on each call date. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.

■  The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” on page PS-11 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Note	$1,000.00	$33.25	$966.75
Total	$1,243,000.00	$41,329.75	$1,201,670.25
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $33.25 per note. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per note. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per note of the selling commissions to WFA as a distribution expense fee for each note sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain notes sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per note to selected dealers in consideration for marketing and other services in connection with the distribution of the notes to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $943.40 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Terms of the Notes

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying Stocks:	The Class A common stock of Palantir Technologies Inc. (Bloomberg ticker: PLTR), the common stock of Advanced Micro Devices, Inc. (Bloomberg ticker: AMD) and the Class A common stock of Datadog, Inc. (Bloomberg ticker: DDOG) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.” The accompanying product supplement refers to an Underlying Stock as a “Reference Stock.”
Pricing Date:	July 2, 2026
Issue Date:	July 8, 2026
Stated Maturity Date[1]:	July 8, 2031
Principal Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a principal amount of $1,000.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any call date is greater than or equal to its starting price, the notes will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per note in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the notes will be limited to the applicable call premium, even if the stock closing price of the lowest performing Underlying Stock on the applicable call date significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock beyond the applicable call premium.

If the notes are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the notes after that call settlement date.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 13.80% per annum.
	Call Date	Call Premium	Payment per Note upon an Automatic Call
	July 8, 2027	13.80% of the principal amount	$1,138.00
	August 9, 2027	14.95% of the principal amount	$1,149.50
	September 8, 2027	16.10% of the principal amount	$1,161.00
	October 8, 2027	17.25% of the principal amount	$1,172.50
	November 8, 2027	18.40% of the principal amount	$1,184.00
	December 8, 2027	19.55% of the principal amount	$1,195.50
	January 10, 2028	20.70% of the principal amount	$1,207.00
	February 8, 2028	21.85% of the principal amount	$1,218.50
	March 8, 2028	23.00% of the principal amount	$1,230.00
	April 10, 2028	24.15% of the principal amount	$1,241.50
	May 8, 2028	25.30% of the principal amount	$1,253.00
	June 8, 2028	26.45% of the principal amount	$1,264.50
	July 10, 2028	27.60% of the principal amount	$1,276.00
Call Dates[1] and Call Premiums:	August 8, 2028	28.75% of the principal amount	$1,287.50
	September 8, 2028	29.90% of the principal amount	$1,299.00
	October 9, 2028	31.05% of the principal amount	$1,310.50
	November 8, 2028	32.20% of the principal amount	$1,322.00
	December 8, 2028	33.35% of the principal amount	$1,333.50
	January 8, 2029	34.50% of the principal amount	$1,345.00
	February 8, 2029	35.65% of the principal amount	$1,356.50
	March 8, 2029	36.80% of the principal amount	$1,368.00
	April 9, 2029	37.95% of the principal amount	$1,379.50
	May 8, 2029	39.10% of the principal amount	$1,391.00
	June 8, 2029	40.25% of the principal amount	$1,402.50
	July 9, 2029	41.40% of the principal amount	$1,414.00
	August 8, 2029	42.55% of the principal amount	$1,425.50
	September 10, 2029	43.70% of the principal amount	$1,437.00
	October 8, 2029	44.85% of the principal amount	$1,448.50
	November 8, 2029	46.00% of the principal amount	$1,460.00
	December 10, 2029	47.15% of the principal amount	$1,471.50
	January 8, 2030	48.30% of the principal amount	$1,483.00
	February 8, 2030	49.45% of the principal amount	$1,494.50

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

March 8, 2030	50.60% of the principal amount	$1,506.00
April 8, 2030	51.75% of the principal amount	$1,517.50
May 8, 2030	52.90% of the principal amount	$1,529.00
June 10, 2030	54.05% of the principal amount	$1,540.50
July 8, 2030	55.20% of the principal amount	$1,552.00
August 8, 2030	56.35% of the principal amount	$1,563.50
September 9, 2030	57.50% of the principal amount	$1,575.00
October 8, 2030	58.65% of the principal amount	$1,586.50
November 8, 2030	59.80% of the principal amount	$1,598.00
December 9, 2030	60.95% of the principal amount	$1,609.50
January 8, 2031	62.10% of the principal amount	$1,621.00
February 10, 2031	63.25% of the principal amount	$1,632.50
March 10, 2031	64.40% of the principal amount	$1,644.00
April 8, 2031	65.55% of the principal amount	$1,655.50
May 8, 2031	66.70% of the principal amount	$1,667.00
June 9, 2031	67.85% of the principal amount	$1,678.50
July 2, 2031 (the “final calculation day”)	69.00% of the principal amount	$1,690.00
Call Settlement Date[1]:	Three business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date
Maturity Payment Amount:

If the notes are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal $1,000.

If the notes are not automatically called, you will not receive any positive return on the notes.

Lowest Performing Underlying Stock:	For any call date, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return on that call date.
Stock Return:

For any call date, the “stock return” of an Underlying Stock is the percentage change from its starting price to its stock closing price on that call date, calculated as follows:

stock closing price on that call date – starting price

starting price

Starting Price:

With respect to the Class A common stock of Palantir Technologies Inc.: $129.30, its stock closing price on the pricing date

With respect to the common stock of Advanced Micro Devices, Inc.: $517.82, its stock closing price on the pricing date

With respect to the Class A common stock of Datadog, Inc.: $260.36, its stock closing price on the pricing date

Ending Price:	The “ending price” of an Underlying Stock will be the stock closing price of that Underlying Stock on the final calculation day.
Stock Closing Price:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	46661CKY1
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $33.25 per note. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per note. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per note of the selling commissions to WFA as a distribution expense fee for each note sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain notes sold in this offering, JPMS may pay a fee of $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the notes and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Additional Information about the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045240/ea0285802-22_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately five months. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Class A Common Stock of Palantir Technologies Inc.,” “The Common Stock of Advanced Micro Devices, Inc.” and “The Class A Common Stock of Datadog, Inc.” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the stock closing price of the lowest performing Underlying Stock will be greater than or equal to its starting price on at least one call date and you are willing and able to accept the risk that, if it is not, you will receive only the principal amount of your notes at maturity.
▪	You are willing and able to accept that you will not participate in any appreciation of any Underlying Stock, which may be significant, and that any potential return on the notes is limited to the applicable call premium, if any, paid on the notes.
▪	You are willing and able to accept the risk that the notes may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the notes are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You understand that the return on the notes will depend solely on the performance of the lowest performing Underlying Stock on each call date and that you will not benefit in any way from the performance of the better performing Underlying Stock.
▪	You understand that the notes are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to any Underlying Stock.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the notes to maturity if the notes are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the notes.

The notes may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the stock closing price of the lowest performing Underlying Stock will be less than its starting price on each call date, or you are unwilling or unable to accept the risk that, if it is, you will receive only the principal amount of your notes at maturity.
▪	You seek an investment that participates in the full appreciation of any or all of the Underlying Stocks rather than an investment with a return that is limited to the applicable call premium, if any, paid on the notes.
▪	You are unwilling or unable to accept the risk that the notes may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the notes are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to a basket composed of all of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stocks, or voting rights with respect to any Underlying Stock.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the notes to maturity if the notes are not automatically called.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the notes.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the Underlying Stocks, please see the sections titled “The Class A Common Stock of Palantir Technologies Inc.,” “The Common Stock of Advanced Micro Devices, Inc.” and “The Class A Common Stock of Datadog, Inc.” below.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Determining Timing and Amount of Payment on the Notes

Whether the notes are automatically called on any call date for the applicable call premium will each be determined based on the stock closing price of the lowest performing Underlying Stock on the applicable call date as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant call date. The lowest performing Underlying Stock on any call date is the Underlying Stock that has the lowest stock return on that call date, calculated for each Underlying Stock as the percentage change from its starting price to its stock closing price on that call date.

Step 2: Determine whether the notes will be automatically called based on the stock closing price of the lowest performing Underlying Stock on the relevant call date, as follows:

If the notes are not automatically called, then on the stated maturity date you will receive the maturity payment amount equal to the principal amount of your notes.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the notes generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the notes unless you understand and can bear the risks of investing in the notes.

Risks Relating to the Notes Generally

•	You May Not Receive Any Positive Return on the Notes — If the notes are not automatically called, you will receive only the principal amount of your notes at maturity, and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.
•	The Potential Return on the Notes Is Limited to the Call Premium — The potential return on the notes is limited to the applicable call premium, regardless of any appreciation of any Underlying Stock, which may be significant. You will not participate in any appreciation of any Underlying Stock. Therefore, your return on the notes may be lower than the return on a direct investment in the Underlying Stocks. Furthermore, if the notes are called on an earlier call date, you will receive a lower call premium than if the notes were called on a later call date, and accordingly, if the notes are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your notes are automatically called early, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Notes Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Activities and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
•	You Are Exposed to the Risk of Decline in the Price of Each Underlying Stock — Any positive return on the notes is not linked to a basket composed of the Underlying Stocks and is contingent upon the performance of each individual Underlying Stock. Poor performance by any of the Underlying Stocks over the term of the notes may result in the notes not being automatically called on a call date and will not be offset or mitigated by positive performance by the other Underlying Stocks. Any positive return on the notes will be determined by the lowest performing Underlying Stock on the relevant call date.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Underlying Stocks — It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the notes, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any of the Underlying Stocks will be performing poorly at any time over the term of the notes. All that is necessary for the notes to perform poorly is for any of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the notes. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the notes.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

•	No Interest or Dividend Payments or Voting Rights — As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stocks would have.
•	Lack of Liquidity — The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
•	The U.S. Federal Tax Consequences of the Notes Are Uncertain, and May Be Adverse to a Holder of the Notes — See “Tax Considerations” below and “Risk Factors — The U.S. federal income tax consequences of an investment in certain program securities are uncertain” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set, which we refer to as the estimated value of the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes — The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Notes” in this pricing supplement.
•	The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates — The estimated value of the notes is determined by reference to internal pricing models of our affiliates when the terms of the notes are set. This estimated value of the notes is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “The Estimated Value of the Notes” in this pricing supplement.
•	The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

•	Secondary Market Prices of the Notes Will Likely Be Lower Than the Original Issue Price of the Notes — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity. See “— Risks Relating to the Notes Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Notes — As described under “The Estimated Value of the Notes” in this pricing supplement, the notes can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the notes at issuance and their value in the secondary market. Accordingly, the secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Underlying Stocks, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlying Stocks;
•	the time to maturity of the notes;
•	the dividend rates on the Underlying Stocks;
•	the actual and expected positive or negative correlation among the Underlying Stocks, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting an Underlying Stock that may or may not require an adjustment to the adjustment factor of that Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

Risks Relating to the Underlying Stocks

•	No Affiliation with Any Underlying Stock Issuer — We are not affiliated with any Underlying Stock Issuer. We have not independently verified any of the information about any Underlying Stock Issuer contained in this pricing supplement. You should make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. We are not responsible for any Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for an Underlying Stock and other adjustments for certain corporate events affecting an Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect an Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the notes in making these determinations.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

•	Any Positive Return on the Notes Will Depend upon the Performance of Each Underlying Stock and Therefore the Notes Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Notes May Become Linked to the Common Stock of a Company Other Than an Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in Any Underlying Stock. Investing in the notes is not equivalent to investing directly in any Underlying Stock. As a holder of the notes, you will not have any ownership interest or rights in any Underlying Stock, such as voting rights or rights to receive cash dividends or other distributions. In addition, the issuer of each Underlying Stock will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of that Underlying Stock and the notes.
•	Historical Prices of an Underlying Stock Should Not Be Taken as an Indication of the Future Performance of That Underlying Stock During the Term of the Notes.
•	We Cannot Control Actions by the Underlying Stock Issuers.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payments upon an automatic call or at stated maturity for a note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price.

The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price for each Underlying Stock is the stock closing price of that Underlying Stock on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stocks, please see the historical information set forth under “The Class A Common Stock of Palantir Technologies Inc.,” “The Common Stock of Advanced Micro Devices, Inc.” and “The Class A Common Stock of Datadog, Inc.” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the notes.

Call Premiums:	Call Date	Call Premium
	1st call date	13.80% of the principal amount
	2nd call date	14.95% of the principal amount
	3rd call date	16.10% of the principal amount
	4th call date	17.25% of the principal amount
	5th call date	18.40% of the principal amount
	6th call date	19.55% of the principal amount
	7th call date	20.70% of the principal amount
	8th call date	21.85% of the principal amount
	9th call date	23.00% of the principal amount
	10th call date	24.15% of the principal amount
	11th call date	25.30% of the principal amount
	12th call date	26.45% of the principal amount
	13th call date	27.60% of the principal amount
	14th call date	28.75% of the principal amount
	15th call date	29.90% of the principal amount
	16th call date	31.05% of the principal amount
	17th call date	32.20% of the principal amount
	18th call date	33.35% of the principal amount
	19th call date	34.50% of the principal amount
	20th call date	35.65% of the principal amount
	21st call date	36.80% of the principal amount
	22nd call date	37.95% of the principal amount
	23rd call date	39.10% of the principal amount
	24th call date	40.25% of the principal amount
	25th call date	41.40% of the principal amount
	26th call date	42.55% of the principal amount
	27th call date	43.70% of the principal amount

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

28th call date	44.85% of the principal amount
29th call date	46.00% of the principal amount
30th call date	47.15% of the principal amount
31st call date	48.30% of the principal amount
32nd call date	49.45% of the principal amount
33rd call date	50.60% of the principal amount
34th call date	51.75% of the principal amount
35th call date	52.90% of the principal amount
36th call date	54.05% of the principal amount
37th call date	55.20% of the principal amount
38th call date	56.35% of the principal amount
39th call date	57.50% of the principal amount
40th call date	58.65% of the principal amount
41st call date	59.80% of the principal amount
42nd call date	60.95% of the principal amount
43rd call date	62.10% of the principal amount
44th call date	63.25% of the principal amount
45th call date	64.40% of the principal amount
46th call date	65.55% of the principal amount
47th call date	66.70% of the principal amount
48th call date	67.85% of the principal amount
Final call date (final calculation day)	69.00% of the principal amount
Hypothetical Starting Price:	With respect to each Underlying Stock, $100.00

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Hypothetical Payout Profile*

First Call Date
Twenty-Fifth Call Date
Final Call Date
Maturity Payment Amount
Lowest Performing Underlying Stock
Final Call Date (Call Premium: 69.00%)
Twenty-Fifth Call Date (Call Premium: 41.40%)
First Call Date (Call Premium: 13.80%)
Note Return
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Stock Closing Price of Lowest Performing Underlying Stock from Pricing Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, twenty-fifth and final call dates for illustrative purposes only

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Hypothetical Returns

If the notes are automatically called:

Hypothetical call date on which notes are automatically called	Hypothetical payment per note on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,138.00	13.80%
2nd call date	$1,149.50	14.95%
3rd call date	$1,161.00	16.10%
4th call date	$1,172.50	17.25%
5th call date	$1,184.00	18.40%
6th call date	$1,195.50	19.55%
7th call date	$1,207.00	20.70%
8th call date	$1,218.50	21.85%
9th call date	$1,230.00	23.00%
10th call date	$1,241.50	24.15%
11th call date	$1,253.00	25.30%
12th call date	$1,264.50	26.45%
13th call date	$1,276.00	27.60%
14th call date	$1,287.50	28.75%
15th call date	$1,299.00	29.90%
16th call date	$1,310.50	31.05%
17th call date	$1,322.00	32.20%
18th call date	$1,333.50	33.35%
19th call date	$1,345.00	34.50%
20th call date	$1,356.50	35.65%
21st call date	$1,368.00	36.80%
22nd call date	$1,379.50	37.95%
23rd call date	$1,391.00	39.10%
24th call date	$1,402.50	40.25%
25th call date	$1,414.00	41.40%
26th call date	$1,425.50	42.55%
27th call date	$1,437.00	43.70%
28th call date	$1,448.50	44.85%
29th call date	$1,460.00	46.00%
30th call date	$1,471.50	47.15%
31st call date	$1,483.00	48.30%
32nd call date	$1,494.50	49.45%
33rd call date	$1,506.00	50.60%
34th call date	$1,517.50	51.75%
35th call date	$1,529.00	52.90%
36th call date	$1,540.50	54.05%
37th call date	$1,552.00	55.20%
38th call date	$1,563.50	56.35%
39th call date	$1,575.00	57.50%
40th call date	$1,586.50	58.65%
41st call date	$1,598.00	59.80%
42nd call date	$1,609.50	60.95%
43rd call date	$1,621.00	62.10%
44th call date	$1,632.50	63.25%
45th call date	$1,644.00	64.40%
46th call date	$1,655.50	65.55%
47th call date	$1,667.00	66.70%
48th call date	$1,678.50	67.85%
Final call date (final calculation day)	$1,690.00	69.00%

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per note on a call settlement date to the principal amount of $1,000.

If the notes are not automatically called:

If the notes are not automatically called, then on the stated maturity date you will receive the maturity payment amount equal to the principal amount of your notes.

Hypothetical Examples

Example 1. The hypothetical stock closing price of the lowest performing Underlying Stock on the first call date is greater than its hypothetical starting price and the notes are automatically called on the first call date:

	The Class A Common Stock of Palantir Technologies Inc.	The Common Stock of Advanced Micro Devices, Inc.	The Class A Common Stock of Datadog, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on first call date:	$150.00	$140.00	$130.00
Hypothetical stock return on first call date (stock closing price on first call date – starting price)/starting price:	50.00%	40.00%	30.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the hypothetical first call date.

In this example, the Class A common stock of Datadog, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the first call date.

Step 2: Determine whether the notes will be automatically called on the applicable call settlement date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the first call date is greater than its hypothetical starting price, the notes are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your notes plus a call premium of 13.80% of the principal amount. Even though the lowest performing Underlying Stock on the first call date appreciated by 30.00% from its hypothetical starting price to its hypothetical stock closing price on the first call date in this example, your return is limited to the call premium of 13.80% that is applicable to that call date.

On the call settlement date, you will receive $1,138.00 per note. You will not receive any further payments after the call settlement date.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Example 2. The notes are not automatically called prior to the final call date (the final calculation day). The hypothetical stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical starting price and the notes are automatically called on the final calculation day:

	The Class A Common Stock of Palantir Technologies Inc.	The Common Stock of Advanced Micro Devices, Inc.	The Class A Common Stock of Datadog, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on each call date prior to the final calculation day:	Various (at least one Underlying Stock below its starting price)	Various (at least one Underlying Stock below its starting price)	Various (at least one Underlying Stock below its starting price)
Hypothetical stock closing price on final calculation day (i.e., the ending price):	$120.00	$110.00	$105.00
Hypothetical stock return on final calculation day (ending price – starting price)/starting price:	20.00%	10.00%	5.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the hypothetical final call date.

In this example, the Class A common stock of Datadog, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final call date.

Step 2: Determine whether the notes will be automatically called on the applicable call settlement date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date prior to the final call date (which is the final calculation day) is less than its hypothetical starting price, the notes are not called prior to the final calculation day. Because the hypothetical stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical starting price, the notes are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your notes plus a call premium of 69.00% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,690.00 per note.

Example 3. The notes are not automatically called. The hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price and the maturity payment amount is equal to the principal amount:

	The Class A Common Stock of Palantir Technologies Inc.	The Common Stock of Advanced Micro Devices, Inc.	The Class A Common Stock of Datadog, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on each call date prior to the final calculation day:	Various (at least one Underlying Stock below its starting price)	Various (at least one Underlying Stock below its starting price)	Various (at least one Underlying Stock below its starting price)
Hypothetical ending price:	$40.00	$120.00	$150.00
Hypothetical stock return on final calculation day (ending price – starting price)/starting price:	-60.00%	20.00%	50.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the hypothetical final call date.

In this example, the Class A common stock of Palantir Technologies Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final call date.

Step 2: Determine whether the notes will be automatically called on the applicable call settlement date.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date (including the final calculation day) is less than its hypothetical starting price, the notes are not automatically called and you will receive only the principal amount of your notes at maturity.

On the stated maturity date, you will receive $1,000.00 per note.

This example illustrates that the notes provide for the repayment of the principal amount at maturity even in scenarios in which the stock closing price of the lowest performing Underlying Stock declines significantly from its starting price (subject to issuer and guarantor credit risks).

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

The Class A Common Stock of Palantir Technologies Inc.

All information contained herein on the Class A common stock of Palantir Technologies Inc. and on Palantir Technologies Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Palantir Technologies Inc. builds and deploys software platforms. The Class A common stock of Palantir Technologies Inc. is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Palantir Technologies Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-39540, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the Class A common stock of Palantir Technologies Inc. based on the daily historical closing prices of the Class A common stock of Palantir Technologies Inc. from January 4, 2021 through July 2, 2026. The closing price of the Class A common stock of Palantir Technologies Inc. on July 2, 2026 was $129.30. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the Class A common stock of Palantir Technologies Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the Class A common stock of Palantir Technologies Inc. on any call date. There can be no assurance that the performance of the Class A common stock of Palantir Technologies Inc. will result in a payment at maturity in excess of your principal amount, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

The Common Stock of Advanced Micro Devices, Inc.

All information contained herein on the common stock of Advanced Micro Devices, Inc. and on Advanced Micro Devices, Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Advanced Micro Devices, Inc. is a semiconductor company whose products include Artificial Intelligence (AI) Accelerators, microprocessors (CPUs) and graphics processing units (GPUs), as standalone devices or as incorporated into accelerated processing units (APUs), chipsets, data center and professional GPUs, embedded processors, semi-custom System-on-Chip (SoC) products, microprocessor and SoC development services and technology, data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), System on Modules (SOMs), AI Network Interface Cards (AI NICs) and Adaptive SoC products. From time to time, Advanced Micro Devices, Inc. may also sell or license portions of its intellectual property portfolio. The common stock of Advanced Micro Devices, Inc. is registered under the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-07882, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Advanced Micro Devices, Inc. based on the daily historical closing prices of the common stock of Advanced Micro Devices, Inc. from January 4, 2021 through July 2, 2026. The closing price of the common stock of Advanced Micro Devices, Inc. on July 2, 2026 was $517.82. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Advanced Micro Devices, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Advanced Micro Devices, Inc. on any call date. There can be no assurance that the performance of the common stock of Advanced Micro Devices, Inc. will result in a payment at maturity in excess of your principal amount, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

The Class A Common Stock of Datadog, Inc.

All information contained herein on the Class A common stock of Datadog, Inc. and on Datadog, Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Datadog, Inc. provides an observability and security platform for cloud applications. The Class A common stock of Datadog, Inc. is registered under the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Datadog, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-39051, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the Class A common stock of Datadog, Inc. based on the daily historical closing prices of the Class A common stock of Datadog, Inc. from January 4, 2021 through July 2, 2026. The closing price of the Class A common stock of Datadog, Inc. on July 2, 2026 was $260.36. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the Class A common stock of Datadog, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the Class A common stock of Datadog, Inc. on any call date. There can be no assurance that the performance of the Class A common stock of Datadog, Inc. will result in a payment at maturity in excess of your principal amount, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Treatment as Contingent Payment Debt Instruments

You should review carefully the section entitled “United States Federal Taxation,” and in particular the subsection thereof entitled “—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments — Program Securities Treated as Contingent Payment Debt Instruments,” in the accompanying prospectus supplement. Unlike a traditional debt instrument that provides for periodic payments of interest at a single fixed rate, with respect to which a cash-method investor generally recognizes income only upon receipt of stated interest, our special tax counsel, Davis Polk & Wardwell LLP, is of the opinion that the notes will be treated for U.S. federal income tax purposes as “contingent payment debt instruments.” As discussed in that subsection, you generally will be required to accrue original issue discount (“OID”) on your notes in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes except upon an automatic call or at maturity. Upon sale or exchange (including an automatic call or at maturity), you will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted basis in the note, which generally will equal the cost thereof, increased by the amount of OID you have accrued in respect of the note. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Special rules may apply if any payment in excess of the principal amount of your note is treated as becoming fixed prior to maturity. You should consult your tax adviser concerning the application of these rules. The discussions herein and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. Purchasers who are not initial purchasers of notes at their issue price should consult their tax advisers with respect to the tax consequences of an investment in notes, including the treatment of the difference, if any, between the basis in their notes and the notes’ adjusted issue price.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the notes do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the notes with regard to non-U.S. Holders, and we have determined to treat the notes as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

The discussions in the preceding paragraphs, when read in combination with the section entitled “United States Federal Taxation” (and in particular the subsection thereof entitled “— Tax Consequences to U.S. Holders — Program Securities Treated as Debt Instruments — Program Securities Treated as Contingent Payment Debt Instruments”) in the accompanying prospectus supplement to the extent they reflect statements of law, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of Advanced Micro Devices, Inc. and the Class A Common Stock of Datadog, Inc. due July 8, 2031

Comparable Yield and Projected Payment Schedule

Although it is not entirely clear how the comparable yield and projected payment schedule should be determined when a debt instrument may be redeemed by the issuer prior to maturity, we have determined that the “comparable yield,” based upon the term to maturity of the notes assuming no early redemption occurs and a variety of other factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities at the time of issuance, is an annual rate of 4.55%, compounded semiannually. Based on our determination of the comparable yield, the “projected payment schedule” per $1,000 principal amount note consists of a single payment at maturity, equal to $1,252.27. Assuming a semiannual accrual period, the following table sets out the amount of OID that will accrue with respect to a note during each calendar period, based upon our determination of the comparable yield and projected payment schedule.

Calendar Period	Accrued OID During Calendar Period (Per $1,000 Principal Amount Note)	Total Accrued OID from Original Issue Date (Per $1,000 Principal Amount Note) as of End of Calendar Period
July 8, 2026 through December 31, 2026	$21.74	$21.74
January 1, 2027 through December 31, 2027	$47.01	$68.75
January 1, 2028 through December 31, 2028	$49.18	$117.93
January 1, 2029 through December 31, 2029	$51.44	$169.37
January 1, 2030 through December 31, 2030	$53.81	$223.18
January 1, 2031 through July 8, 2031	$29.09	$252.27

The comparable yield and projected payment schedule are determined solely to calculate the amount on which you will be taxed with respect to the notes in each year and are neither a prediction nor a guarantee of what the actual yield or timing of the payment or payments will be. The amount you actually receive at maturity or earlier sale or exchange of your notes will affect your income for that year, as described above under “Treatment as Contingent Payment Debt Instruments.”

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.